EXHIBIT 21.1

QUIKSILVER, INC.

NAMES AND JURISDICTIONS OF SUBSIDIARIES

AS OF OCTOBER 31, 2011

Subsidiary Name	Jurisdiction

Fidra, Inc.	California
Hawk Designs, Inc.	California
Mervin Manufacturing, Inc.	California
Mt. Waimea, Inc.	California
QS Optics, Inc.	California
QS Retail, Inc.	California
Quiksilver Brazil JV	California
Quiksilver Entertainment, Inc.	California
Quiksilver Wetsuits, Inc.	California
DC Shoes, Inc.	California
DC Direct, Inc.	California
Quiksilver Americas, Inc.	California
QS Wholesale, Inc.	California
QS Mexico Holdings	Delaware
UMTT Pty Ltd.	Australia
Caribbean Pty Ltd.	Australia
Pavilion Productions Pty Ltd.	Australia
QSJ Holdings Pty Ltd.	Australia
Quiksilver Australia Pty Ltd.	Australia
Quiksilver International Pty Ltd.	Australia
Ug Manufacturing Co. Pty Ltd.	Australia
DC Shoes Australia Pty Ltd.	Australia
QS Retail Pty Ltd.	Australia
Quiksilver Foundation Australia Pty Ltd.	Australia
Vanuatu GmBH	Austria
Hanalei NV	Belgium
Waimea NV	Belgium
Quiksilver Industria e Comercio de Artigos Esportivos Ltda.	Brazil
Quiksilver Canada Corp.	Canada
QS Retail Canada Corp.	Canada
DC (Shanghai) Commercial Co. Ltd.	China
Quiksilver Asia Sourcing (Shanghai) Co, Ltd.	China
Quiksilver Glorious Sun Licensing Ltd. (HK)	China
Quiksilver Glorious Sun Trading (SH) Ltd. Ft. (PRC)	China
Quiksilver Glorious Sun Apparels (HZ) Ltd.	China
Chloelys Investment Ltd.	Cyprus
1. Distribution s.r.o.	Czech Republic
Boardriders Club s.r.o.	Czech Republic
Cariboo SARL	France
Emerald Coast SAS	France
Kokolo SARL	France
Na Pali SAS	France
Meribel SAS (formerly known as Na Pali Entertainment SARL)	France
Na Pali Europe SARL	France
Omareef Europe SAS	France
Tavarua SCI	France
Echo Beach Café SARL	France
Tanna SARL	France

Subsidiary Name	Jurisdiction

Marina Travels SARL	France
Zebraska SARL	France
Pilot SAS	France
Ski Expansion SAS	France
Tyax SNC	France
Tuamotu SARL	France
Drop In SARL	France
Kauai GmBH	Germany
Makaha GmBH	Germany
Quiksilver Asia Sourcing Ltd.	Hong Kong
Quiksilver Greater China Ltd.	Hong Kong
Quiksilver Sourcing Australia	Hong Kong
Quiksilver Glorious Sun JV Ltd. (HK)	Hong Kong
Quiksilver Glorious Sun Mfg. (Longmen) Ltd. (PRC)	Hong Kong
Main Bridge	Hong Kong
DC (Hong Kong) Ltd.	Hong Kong
PT Quiksilver Indonesia	Indonesia
Namotu Ltd.	Ireland
Haapiti SRL	Italy
Moorea SRL	Italy
Quiksilver Japan K.K.	Japan
Quiksilver Roxy Korea Ltd.	Korea
Boardriders SA	Luxembourg
Mountain & Wave SARL	Luxembourg
QS Holdings SARL	Luxembourg
Biarritz Holdings SARL	Luxembourg
54th Street Holdings SARL	Luxembourg
Quiksilver Deluxe SARL	Luxembourg
QS Finance Lux SA	Luxembourg
Quiksilver Mexico, S. de R.L. de C.V.	Mexico
Quiksilver Mexico Service, S. de R.L. de C.V.	Mexico
Consultoria en Ventas Gama, S. de R.L. de C.V.	Mexico
Pukalani BV	Netherlands
QS Retail (NZ) Limited	New Zealand
DC Shoes (NZ) Limited	New Zealand
Ug Manufacturing Co. Pty Ltd.	New Zealand
Rawaki sp. Zoo	Poland
Mahia sp. Zoo	Poland
Kiribati Lda.	Portugal
Tarawa Lda.	Portugal
Santocha Ltd.	Russia
Quiksilver Singapore Ltd.	Singapore
Boardriders Club Bratislava s.r.o.	Slovakia
New Pier Trading Ltd.	South Africa
SD Bakio SL	Spain
Quiksilver Europa, SL	Spain
Sumbawa SL	Spain
Omareef Spain SL	Spain
Sunshine Diffusion SA	Switzerland
Longboarder Zurich GmBH	Switzerland
QS Retail (Taiwan) Ltd.	Taiwan
QS Retail (Thailand) Ltd.	Thailand
Estacade Ltd.	United Kingdom
Lanai Ltd.	United Kingdom
Molokai Ltd.	United Kingdom